Exhibit 99.1

Cabot Corp Reports First Quarter Fiscal 2022 Results

Diluted loss per share of $1.57 and Adjusted EPS of $1.29

BOSTON--(BUSINESS WIRE)--January 31, 2022--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2022.

Key Highlights

  Strong EBIT results of $85 million in Reinforcement Materials and $52 million in Performance Chemicals
  Positive outcome from the calendar year 2022 Reinforcement Materials customer negotiations with price increases in all regions
  Momentum in Battery Materials continued, with year-over-year volume growth of 58%
  Entered into agreement to acquire plant in China from Tokai Carbon Group to support growth in Battery Materials
  Returned $40 million in the quarter to shareholders through dividends and share repurchases
(In millions, except per share amounts)	First Quarter
	Fiscal 2022	Fiscal 2021

Net sales	$968	$746
Net income (loss) attributable to Cabot Corporation	$(89)	$60

Net earnings (loss) per share attributable to Cabot Corporation	$(1.57)	$1.06
Less: Certain items after tax per share	$(2.86)	$(0.12)
Adjusted EPS	$1.29	$1.18

“I am very pleased with our start to fiscal 2022 as we delivered strong results with adjusted EPS 9% higher than last year’s first quarter,” said Cabot President and Chief Executive Officer, Sean Keohane. “Solid demand and strong pricing execution in the Reinforcement Materials and Performance Chemicals segments drove a 16% adjusted EPS increase sequentially. We continued to execute against our growth strategy and are particularly excited about our accelerating momentum in Battery Materials which achieved significant growth in the quarter.”

Keohane continued, “We successfully concluded our 2022 tire customer negotiations, and we are very pleased about the outcomes, having realized pricing increases in all regions while expecting volume growth in line with regional demand. In addition, we continued with our commitment to return cash to our shareholders with a return of $21 million of dividends and $19 million of share repurchases in the quarter. Our balance sheet remained strong with approximately $1.2 billion of liquidity and a net debt to EBITDA ratio of 1.8 times as of December 31, 2021.”

Financial Detail

For the first quarter of fiscal 2022, net loss attributable to Cabot Corporation was $89 million ($1.57 (loss) per diluted common share). The net loss reflects an after-tax per share charge from certain items of $2.86 driven by the accounting impact of the announced divestiture of the Purification Solutions business. Adjusted EPS for the first quarter of fiscal 2022 was $1.29 per share.

Segment Results

Reinforcement Materials – First quarter fiscal 2022 EBIT in Reinforcement Materials decreased by $3 million compared to the first quarter of fiscal 2021. The decrease in EBIT was driven by higher costs associated with utilities and maintenance, largely offset by increased volumes and improved unit margins. Higher volumes were driven by demand increases in the Asia region compared to the same quarter last year as replacement and off-the-road tire demand was strong. Higher unit margins were driven by the benefit of higher energy prices on our energy center and yield investments.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2022 as compared to the same quarter of the prior year are set forth in the table below:

First Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	4%
Asia	13%
Europe, Middle East, Africa	-10%
Americas	0%

Performance Chemicals – First quarter fiscal 2022 EBIT in Performance Chemicals decreased by $2 million compared to the first quarter of fiscal 2021 primarily due to lower volumes that were largely offset by higher unit margins. Volumes decreased by 3% in the Performance Additives business and 20% in the Formulated Solutions business due to plant downtimes in our fumed metal oxides and specialty compounds product lines. While overall segment volumes declined, we delivered strong volume growth in products sold to battery materials applications driven by higher EV demand. Unit margins improved from favorable product mix in both our specialty carbons and fumed metal oxides product lines and improved pricing in our fumed metal oxides product line.

Purification Solutions – First quarter fiscal 2022 EBIT in Purification Solutions increased by $2 million compared to the first quarter of fiscal 2021. The increase in EBIT was largely due to lower fixed costs. During the first quarter of fiscal 2022, we reached an agreement to divest the Purification Solutions business and expect the transaction to close in the second quarter of fiscal 2022.

Cash Performance – The Company ended the first quarter of fiscal 2022 with a cash balance of $179 million. During the first quarter of fiscal 2022, cash flows from operating activities were a use of $49 million. Capital expenditures for the first quarter of fiscal 2022 were $30 million. Additional uses of cash during the first quarter included $21 million for the payment of dividends and $19 million for share repurchases.

Taxes – During the first quarter of fiscal 2022, the Company recorded a tax benefit of $12 million with an effective tax rate of 13%. The operating tax rate was 27%, which reflected $42 million of non-GAAP tax adjustments. We expect our operating tax rate for fiscal 2022 to be in the range of 27% to 28%.

Outlook

Commenting on the outlook for the Company, Keohane said, “We are very pleased with our first quarter results, and we feel good about the outlook for the fiscal year. Looking ahead to the remainder of 2022, Reinforcement Materials will benefit from the calendar year 2022 customer agreements. In our Performance Chemicals segment, we anticipate demand growth across our major product lines along with particular strength in battery materials and inkjet packaging. Our outlook for discretionary free cash flow for the full year remains strong and we believe we remain on track with our long-term guidance to generate over $1 billion during the next three years. This robust level of discretionary free cash flow would allow us to fund investments, particularly in our high growth vectors, and return capital to shareholders through dividends and share repurchases. Given the strong first quarter and our expectations for the remainder for the year, we are increasing our outlook for adjusted earnings per share for fiscal year 2022 to now be in the range of $5.50 to $5.90.”

Keohane continued, “As we look ahead to the second quarter of the fiscal year, we expect demand to improve across all of our key product lines and a step up in profitability largely due to the benefit from our 2022 customer agreements. I feel we are off to a good start in executing our “Creating for Tomorrow” strategy and our outlook is in line with meeting our objectives as outlined at our December investor day.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, February 1, 2022. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2022, including our expectations for adjusted earnings per share and the strength of demand, discretionary free cash flow and the return of capital to shareholders, the factors that we expect will impact our results of operations, and our expected operating tax rate for fiscal 2022 and the expected closing of our divestiture of our Purification Solutions segment are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, disruption to our operations from the COVID-19 pandemic, competition from other specialty chemical companies; safety, health and environmental requirements or liabilities; volatility in the price of energy and raw materials; a significant adverse change in a customer relationship; failure to achieve growth expectations from new products, new applications and technology developments; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations or global health matters; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2021, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
  Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Indirect tax settlement credits, which includes favorable settlements resulting in the recoveries of indirect taxes.
  Gains (losses) on sale of a business.
  Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our three reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2021	2020

Net sales and other operating revenues	$968	$746

Cost of sales	770	553

Gross profit	198	193

Selling and administrative expenses	71	61

Research and technical expenses	13	14

Purification Solutions assets held for sale impairment	197	—

Income (loss) from operations	(83)	118

Other income (expense)

Interest and dividend income	3	2

Interest expense	(12)	(12)

Other income (expense)	(1)	(9)

Total other income (expense)	(10)	(19)

Income (loss) before income taxes and equity in earnings of affiliated companies	(93)	99

(Provision) benefit for income taxes	12	(29)

Equity in earnings of affiliated companies, net of tax	1	—

Net income (loss)	(80)	70

Net income (loss) attributable to noncontrolling interests	9	10

Net income (loss) attributable to Cabot Corporation	$(89)	$60

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$(1.57)	$1.06

Diluted weighted average common shares outstanding	56.8	56.6

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2021	2020

Sales

Reinforcement Materials	$541	$375

Performance Chemicals	302	267

Performance Additives	227	184

Formulated Solutions	75	83

Purification Solutions	61	59

Segment sales	904	701

Unallocated and other (A)	64	45

Net sales and other operating revenues	$968	$746

Segment Earnings Before Interest and Taxes (B)

Reinforcement Materials	$85	$88

Performance Chemicals	52	54

Purification Solutions	—	(2)

Total Segment Earnings Before Interest and Taxes	137	140

Unallocated and Other

Interest expense	(12)	(12)

Certain items (C)	(204)	(11)

Unallocated corporate costs	(14)	(13)

General unallocated income (expense) (D)	1	(5)

Less: Equity in earnings of affiliated companies	1	—

Income (loss) before income taxes and equity in earnings of affiliated companies	(93)	99

(Provision) benefit for income taxes (including tax certain items)	12	(29)

Equity in earnings of affiliated companies	1	—

Net income (loss)	(80)	70

Net income (loss) attributable to noncontrolling interests	9	10

Net income (loss) attributable to Cabot Corporation	$(89)	$60

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$(1.57)	$1.06

Adjusted earnings (loss) per share (E)	$1.29	$1.18

Diluted weighted average common shares outstanding	56.8	56.6
(A)

Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions (unaudited)	2021	2021

Current assets:

Cash and cash equivalents	$179	$168

Accounts and notes receivable, net of reserve for doubtful accounts of $4 and $4	660	645

Inventories:

Raw materials	154	168

Finished goods	341	300

Other	51	55

Total inventories	546	523

Prepaid expenses and other current assets	113	89

Assets held for sale	111	—

Total current assets	1,609	1,425

Property, plant and equipment, net	1,267	1,376

Goodwill	140	140

Equity affiliates	14	40

Intangible assets, net	70	100

Deferred income taxes	57	53

Other assets .	158	172

Total assets	$3,315	$3,306

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2021	2021

Current liabilities:

Short-term borrowings	$226	$72

Accounts payable and accrued liabilities	620	667

Income taxes payable	37	35

Current portion of long-term debt	373	373

Liabilities held for sale	71	—

Total current liabilities	1,327	1,147

Long-term debt	714	717

Deferred income taxes	73	73

Other liabilities	253	279

Stockholders' equity:

Preferred stock:
Authorized: 2,000,000 shares of $1 par value, Issued and Outstanding: None and none	—	—

Common stock:
Authorized: 200,000,000 shares of $1 par value, Issued: 56,723,411 and 56,870,237 shares, Outstanding: 56,579,992 and 56,726,818 shares
	57	57

Less cost of 143,419 and 143,419 shares of common treasury stock	(4)	(4)

Additional paid-in capital	11	24

Retained earnings	1,049	1,159

Accumulated other comprehensive income (loss)	(319)	(289)

Total Cabot Corporation stockholders' equity	794	947

Noncontrolling interests	154	143

Total stockholders' equity	948	1,090

Total liabilities and stockholders' equity	$3,315	$3,306

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2021					Fiscal 2022
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q		June Q		Sept. Q		FY

Sales
Reinforcement Materials	$375	$434	$479	$493	$1,781	$541	$	―	$	―	$	―	$541
Performance Chemicals	267	294	303	284	1,148	302		—		—		—	302
Performance Additives	184	203	208	201	796	227		—		—		—	227
Formulated Solutions	83	91	95	83	352	75		—		—		—	75
Purification Solutions	59	63	69	66	257	61		—		—		—	61
Segment sales	701	791	851	843	3,186	904		—		—		—	904
Unallocated and other (A)	45	51	66	61	223	64		—		—		—	64

Net sales and other operating revenues	$746	$842	$917	$904	$3,409	$968	$	―	$	―	$	―	$968

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$88	$89	$85	$67	$329	$85	$	―	$	―	$	―	$85
Performance Chemicals	54	58	54	45	211	52		—		—		—	52
Purification Solutions	(2)	2	6	4	10	—		—		—		—	—
Total Segment Earnings Before Interest and Taxes	140	149	145	116	550	137		—		—		—	137

Unallocated and Other
Interest expense	(12)	(13)	(12)	(12)	(49)	(12)		—		—		—	(12)
Certain items (C)	(11)	(1)	5	(27)	(34)	(204)		—		—		—	(204)
Unallocated corporate costs	(13)	(16)	(14)	(15)	(58)	(14)		—		—		—	(14)
General unallocated income (expense) (D)	(5)	—	1	4	—	1		—		—		—	1
Less: Equity in earnings of affiliated companies	—	1	2	—	3	1		—		—		—	1

Income (loss) before income taxes and equity in earnings of affiliated companies	99	118	123	66	406	(93)		—		—		—	(93)

(Provision) benefit for income taxes (including tax certain items)	(29)	(34)	(30)	(30)	(123)	12		—		—		—	12
Equity in earnings of affiliated companies	—	1	2	—	3	1		—		—		—	1

Net income (loss)	70	85	95	36	286	(80)		—		—		—	(80)

Net income (loss) attributable to noncontrolling interests	10	10	9	7	36	9		—		—		—	9

Net income (loss) attributable to Cabot Corporation	$60	$75	$86	$29	$250	$(89)	$	―	$	―	$	―	$(89)

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34	$(1.57)		$—		$—		$—	$(1.57)

Adjusted earnings (loss) per share (E)	$1.18	$1.38	$1.35	$1.11	$5.02	$1.29		$—		$—		$—	$1.29

Diluted weighted average common shares outstanding	56.6	56.7	57.0	56.9	56.8	56.8		—		—		—	56.8
(A)

Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions (unaudited)	2021	2020

Cash Flows from Operating Activities:

Net income (loss)	$(80)	$70

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization	39	39

Other non-cash charges, net	171	13

Changes in assets and liabilities:

Changes in certain working capital items (A)	(143)	(99)

Changes in other assets and liabilities, net	(36)	(2)

Cash provided by (used in) operating activities	(49)	21

Cash Flows from Investing Activities:

Additions to property, plant and equipment	(30)	(29)

Other investing activities, net	1	—

Cash provided by (used in) investing activities	(29)	(29)

Cash Flows from Financing Activities:

Change in debt, net	151	(16)

Cash dividends paid to common stockholders	(21)	(20)

Other financing activities, net	(27)	(2)

Cash provided by (used in) financing activities	103	(38)

Effect of exchange rates on cash	(15)	42

Increase (decrease) in cash, cash equivalents and restricted cash	10	(4)

Cash, cash equivalents and restricted cash at beginning of period	170	151

Cash, cash equivalents and restricted cash at end of period (B)	$180	$147
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.
(B)	Restricted cash was $1 million as of December 31, 2021. There was no restricted cash as of December 31, 2020.

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2021	2020

Certain items before and after income taxes

Purification Solutions assets held for sale impairment	$(197)	—
Divestiture related charges	(4)	—
Global restructuring activities	(2)	(3)
Legal and environmental matters and reserves	(1)	—
Acquisition and integration-related charges	(1)	(1)
Employee benefit plan settlement and other charges	—	(6)
Other certain items	1	(1)
Total certain items, pre-tax	(204)	(11)

Non-GAAP tax adjustments(A)	42	4

Total certain items after tax	$(162)	$(7)
Total certain items after tax per share impact	$(2.86)	$(0.12)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2021	2020

Statement of Operations Line Item (B)

Cost of sales	(3)	(4)
Selling and administrative expenses	(4)	(1)
Research and technical expenses	—	—
Other income (expense)	—	(6)
Purification Solutions held for sale assets impairment	(197)	—
Total certain items, pre-tax	$(204)	$(11)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended December 31	2021		2020
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$12	13%	$(29)	29%

Less: Non-GAAP tax adjustments(A)	42		4

Operating tax rate (C) (D)	$(30)	27%	$(33)	30%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2022 and FISCAL 2021
	Fiscal 2022 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$—	$—	$—	$(1.57)
Less: Certain items after tax per share	(2.86)	—	—	—	(2.86)
Adjusted earnings (loss) per share	$1.29	$—	$—	$—	$1.29

	Fiscal 2021 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02
(A)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(D)	Our operating tax rate for fiscal 2022 is expected to be in the range of 27% to 28%.
(E)	Per share amounts are calculated after tax.

First Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		Fiscal 2022 (A)
		Dec. Q	Mar. Q		June Q		Sept. Q		FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation		$(1.57)		$—		$—		$—	$(1.57)
Less: Certain items after tax per share		(2.86)		—		—		—	(2.86)
Adjusted earnings (loss) per share		$1.29		$—		$—		$—	$1.29

		Fiscal 2021 (A)
		Dec. Q	Mar. Q		June Q		Sept. Q		FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation		$1.06		$1.30		$1.48		$0.50	$4.34
Less: Certain items after tax per share		(0.12)		(0.08)		0.13		(0.61)	(0.68)
Adjusted earnings (loss) per share		$1.18		$1.38		$1.35		$1.11	$5.02

(A)	Per share amounts are calculated after tax.

Dollars in millions		Fiscal 2022
		Dec. Q	Mar. Q		June Q		Sept. Q		FY 2022
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation		$(89)	$	―	$	―	$	―	$(89)
Net income (loss) attributable to noncontrolling interests		9		—		—		—	9
Equity in earnings of affiliated companies, net of tax		(1)		—		—		—	(1)
Provision (benefit) for income taxes		(12)		—		—		—	(12)
Income (loss) before income taxes and equity in earnings of affiliated companies		$(93)	$	―	$	―	$	―	$(93)
Interest expense		12		—		—		—	12
Certain items		204		—		—		—	204
Unallocated corporate costs		14		—		—		—	14
General unallocated (income) expense		(1)		—		—		—	(1)
Less: Equity in earnings of affiliated companies		(1)		—		—		—	(1)
Total Segment EBIT		$137	$	―	$	―	$	―	$137
Depreciation and amortization		39		—		—		—	39
Adjustments to depreciation (B)		—		—		—		—	—
Total Segment EBITDA		$176	$	―	$	―	$	―	$176
Less: Unallocated corporate costs before corporate depreciation		14		—		—		—	14
Adjusted EBITDA		$162	$	―	$	―	$	―	$162

(B)	Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

Dollars in millions		Dec. Q	Mar. Q		June Q		Sept. Q		FY 2022
Reinforcement Materials EBIT		$85	$	―	$	―	$	―	$85
Reinforcement Materials Depreciation and amortization		18		—		—		—	18
Reinforcement Materials EBITDA		$103	$	―	$	―	$	―	$103
Reinforcement Materials Sales		$541	$	―	$	―	$	―	$541
Reinforcement Materials EBITDA Margin		19%		—%		—%		—%	19%

Dollars in millions		Dec. Q	Mar. Q		June Q		Sept. Q		FY 2022
Performance Chemicals EBIT		$52	$	―	$	―	$	―	$52
Performance Chemicals Depreciation and amortization		18		—		—		—	18
Performance Chemicals EBITDA		$70	$	―	$	―	$	―	$70
Performance Chemicals Sales		$302	$	―	$	―	$	―	$302
Performance Chemicals EBITDA Margin		23%		—%		—%		—%	23%

Dollars in millions		Dec. Q	Mar. Q		June Q		Sept. Q		FY 2022
Purification Solutions EBIT		$ ―	$	―	$	―	$	―	$ ―
Purification Solutions Depreciation and amortization		3		—		—		—	3
Purification Solutions EBITDA		$3	$	―	$	―	$	―	$3
Purification Solutions Sales		$61	$	―	$	―	$	―	$61
Purification Solutions EBITDA Margin		5%		—%		—%		—%	5%

Dollars in millions		Fiscal 2022
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities		Dec. Q	Mar. Q		June Q		Sept. Q		FY 2022
Cash flow from operating activities (C)		$(49)	$	―	$	―	$	―	$(49)
Less: Additions to property, plant and equipment		30		—		—		—	30
Free cash flow		$(79)	$	―	$	―	$	―	$(79)
Plus: Additions to property, plant and equipment		30		—		—		—	30
Less: Changes in net working capital (D)		(143)		—		—		—	(143)
Less: Sustaining and compliance capital expenditures		22		—		—		—	22
Discretionary free cash flow		$72	$	―	$	―	$	―	$72

(C)	As provided in the Condensed Consolidated Statements of Cash Flows.
(D)	Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.